Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of IndexIQ ETF Trust of our report dated June 22, 2023, relating to the financial statements and financial highlights for the funds constituting IndexIQ ETF Trust listed in Appendix A (the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the period ended April 30, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 25, 2023

Appendix A

IQ Hedge Multi-Strategy Tracker ETF

IQ Merger Arbitrage ETF

IQ 500 International ETF

IQ Candriam International Equity ETF (formerly, IQ Candriam ESG International Equity ETF)

IQ Candriam U.S. Mid Cap Equity ETF (formerly, IQ Candriam ESG U.S. Mid Cap Equity ETF)

IQ Candriam U.S. Large Cap Equity ETF (formerly, IQ Candriam ESG U.S. Large Cap Equity ETF)

IQ U.S. Large Cap ETF (formerly, IQ Chaikin U.S. Large Cap ETF)

IQ U.S. Small Cap ETF (formerly, IQ Chaikin U.S. Small Cap ETF)

IQ CBRE NextGen Real Estate ETF

IQ FTSE International Equity Currency Neutral ETF

IQ U.S. Mid Cap R&D Leaders ETF

IQ U.S. Large Cap R&D Leaders ETF

IQ Global Equity R&D Leaders ETF

IQ Global Resources ETF

IQ Real Return ETF

IQ Clean Oceans ETF

IQ Cleaner Transport ETF

IQ Engender Equality ETF

IQ Healthy Hearts ETF

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